EXHIBIT (a)(1)(ii)

LETTER OF TRANSMITTAL

To Offer to Purchase

each

Class A Common Share

of

VASTA PLATFORM LIMITED

for

U.S.$5.00 per Class A Common Share

THE OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF VASTA CLASS A COMMON SHARES WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME (THE “EXPIRATION TIME”) ON OCTOBER 15, 2025 (“THE EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED, IN WHICH CASE THIS DATE WILL CHANGE.

IF THE SUBSEQUENT OFFERING PERIOD IS TRIGGERED, COGNA WILL ANNOUNCE THE DATES OF THE SUBSEQUENT OFFERING PERIOD (AND THE TENDERING PERIODS INCLUDED THEREIN) AT THE TIME IT ANNOUNCES WHETHER OR NOT THE SUBSEQUENT OFFERING PERIOD WILL BE AVAILABLE. HOLDERS OF VASTA CLASS A COMMON SHARES DESIRING TO TENDER THEIR VASTA CLASS A COMMON SHARES DURING THE TENDERING PERIODS INCLUDED IN THE SUBSEQUENT OFFERING PERIOD SHOULD USE THE SAME DOCUMENTS THAT WOULD BE USED IF THEIR VASTA CLASS A COMMON SHARES WERE TO BE TENDERED PRIOR TO THE EXPIRATION TIME.

The Tender Agent for the Offer is

Equiniti Trust Company, LLC

To be received by 5:00 p.m. New York City time on October 15, 2025.

By Mail:	By hand, express mail, courier, or other expedited service:

Equiniti Trust Company, LLC

Operations Center

Attn: Onbase - Reorganization Department

1110 Centre Pointe Curve

Suite # 101

Mendota Heights, MN 55120

Phone: Toll-free (877) 248-6417 /

(718) 921-8317

Fax (718) 765-8758

Equiniti Trust Company, LLC 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120 Attn: Onbase - Reorganization Department Phone: Toll-free (877) 248-6417 / (718) 921-8317 Fax (718) 765-8758

(*) Note: The Tender Agent will accept the delivery of completed Letter of Transmittal, and only Letter of Transmittal (to the exclusion of any other document) by e-mail, by the Expiration Time on the Expiration Date, provided that signed, physical copies of such Letter of Transmittal are delivered to the Tender Agent for receipt by or prior to the Expiration Time, i.e., by courier or overnight delivery, at the addresses above.

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

Exh. 1-1

1.	DESCRIPTION OF CLASS A COMMON SHARES TENDERED Your name and address must match those provided to the Tender Agent at the time of deposit with the Tender Agent
Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on share certificate(s))	Vasta Class A Common Shares Tendered (Please attach additional signed list, if necessary)
	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)
Total Vasta Class A Common Shares Tendered

[    ] If any certificate(s) representing shares of stock that you own have been lost or destroyed, check this box and see Instruction 8. Please fill out the remainder of this Letter of Transmittal and indicate here the number of shares of stock represented by the lost or destroyed certificates.          (Number of Shares)

The Offer is being made to all holders of the Shares. Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, “blue sky” or other valid laws of such jurisdiction. If Purchaser becomes aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with an administrative or judicial action taken pursuant to a U.S. state statute, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to the holders of Shares in such state. In any jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

This Letter of Transmittal is to be used by shareholders of Vasta Platform Limited (“Vasta” or the “Company”) if certificates (“Certificates”) for shares of common stock, par value U.S.$0.00005 per share, of the Company (the “Shares”) are to be forwarded herewith or, unless an Agent’s Message (as defined in Section 3 of the Offer to Purchase, dated September 17, 2025 (the “Offer to Purchase”)) is utilized, if delivery of Shares is to be made by book-entry transfer to an account maintained by Equiniti Trust Company, LLC at the Depositary Trust Company (“DTC”).

Additional Information if Certificates Have Been Lost, Destroyed or Stolen, or Cannot Be Delivered by Book-Entry Transfer.

Tendering shareholders whose certificates for Shares are not immediately available or who cannot deliver either the certificates for, or a book-entry confirmation with respect to, their Shares and all other documents required hereby to the Tender Agent prior to the Expiration Time must tender their Shares in accordance with the guaranteed delivery procedures set forth in the Offer to Purchase.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED HEREWITH.

☐	CHECK HERE IF YOU HAVE LOST YOUR CERTIFICATE(S) AND REQUIRE ASSISTANCE IN OBTAINING REPLACEMENT CERTIFICATE(S). BY CHECKING THIS BOX, YOU UNDERSTAND THAT YOU MUST CONTACT EQUINITI TRUST COMPANY, LLC TO OBTAIN INSTRUCTIONS FOR REPLACING LOST CERTIFICATES. SEE INSTRUCTION 8.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING (NOTE THAT ONLY FINANCIAL INSTITUTIONS THAT ARE PARTICIPANTS IN THE SYSTEM OF DTC MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:

DTC Account Number:	Transaction Code Number:

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY. ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

If delivered by book-entry transfer, check box:	☐

Name(s) of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

IMPORTANT SHAREHOLDER: SIGN HERE (Please Complete Form W-9 Included Herein)

Signature(s) of Registered Holders of Class A Common Shares

Printed Name(s)

Capacity (Full Title)
(See Instructions)

Address

(Include Zip Code)

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Cogna Educação S.A. (“Cogna”) the above-mentioned Class A Common Shares, par value U.S.$0.00005 per share (the “Class A Common Shares” and collectively the “Securities”) of Vasta Platform Limited (“Vasta”), pursuant to Cogna’s offer to purchase any and all of the outstanding Class A Common Shares, other than any Class A Common Shares held, directly or indirectly, by Cogna, at a price equal to U.S.$5.00 per Class A Common Share, to be adjusted for any potential dividends, distributions and/or splits, reverse splits and conversions which may take place, between the date on which the Offer was announced and the Expiration Date (as defined below) (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 17, 2025 (the “Offer to Purchase”), and in this Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”), receipt of which are hereby acknowledged. Terms used but not defined in this Letter of Transmittal that are defined in the Offer to Purchase have the meaning given to such terms in the Offer to Purchase.

The Offer expires at 5:00 p.m. New York City time (the “Expiration Time”) on October 15, 2025 (“the Expiration Date”), but such Expiration Date will change if the Offer is extended. Under certain circumstances set forth in the Offer to Purchase, Cogna may terminate or amend the Offer. There will be no guaranteed delivery process available to tender Class A Common Shares.

If a subsequent offering period (as described in the Offer to Purchase) is triggered, Cogna will announce the dates of the subsequent offering period (and the tendering periods included therein) at the time it announces whether or not such subsequent offering period will be available. Holders of Class A Common Shares desiring to tender their Class A Common Shares during the tendering periods included in the subsequent offering period should use the same documents that would be used if their Class A Common Shares were to be tendered prior to the Expiration Time.

Upon the terms and subject to the conditions of the Offer (and, if the Offer is extended, amended or earlier terminated, the terms and conditions of any such extension, amendment or termination), and subject to, and effective upon, acceptance of Class A Common Shares tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of Cogna all right, title and interest in and to all of the Class A Common Shares tendered hereby (and any and all dividends, distributions, rights or other securities issued, paid, distributed or issuable, payable or distributable in respect thereof with a record date on or after the third business day from the date on which the Securities are accepted for payment in the Offer (collectively, “Distributions”)). In addition, by executing this Letter of Transmittal, the undersigned hereby irrevocably appoints each of the designees of Purchaser the attorneys-in-fact and proxies of the undersigned with respect to such Class A Common Shares and any and all Distributions with full power of substitution (such proxies and power of attorney being deemed to be an irrevocable power coupled with an interest in the tendered Class A Common Shares and any Distributions) to the full extent of such shareholder’s rights with respect to such Class A Common Shares and any Distributions (a) to deliver certificates representing such Class A Common Shares and any and all Distributions, together, in either such case, with all accompanying evidence of transfer and authenticity, to or upon the order of Purchaser, (b) to present such Class A Common Shares and any and all Distributions for transfer on the books of the Company and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Class A Common Shares and any Distributions, all upon the terms and subject to the conditions of the Offer.

The designees of Purchaser so appointed will, with respect to such Class A Common Shares and Distributions, be empowered to exercise all voting and any other rights of such shareholder, as they, in their sole discretion, may deem proper at any annual, special, adjourned or postponed meeting of the Company’s shareholders, by written consent in lieu of any such meeting or otherwise as such designee, in its, his or her sole discretion, deems proper with respect to all Class A Common Shares and any and all Distributions. Such appointment is effective when, and only to the extent that, Purchaser accepts the Class A Common Shares tendered with this Letter of Transmittal for payment pursuant to the Offer. Upon the effectiveness of such appointment, without further action, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Class A Common Shares and any and all associated Distributions (other than prior powers of attorney, proxies or consent given by the undersigned to Purchaser or the Company) will be revoked, and no subsequent powers of attorney, proxies, consents or revocations (other than powers of attorney, proxies, consents or revocations given to Purchaser or the Company) may be given (and, if given, will not be deemed effective).

This power of attorney is granted in consideration of the acceptance of such Class A Common Shares tendered in accordance with the terms of the Offer and is irrevocable unless and until the undersigned withdraws such Class A Common Shares from the Offer. Such acceptance shall, without further action, revoke any prior powers of attorney granted by the undersigned at any time with respect to such Class A Common Shares (and any and all Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective).

The undersigned hereby covenants, represents and warrants to Cogna and the Tender Agent that:

(a)	the undersigned has full power and authority to accept the Offer and to irrevocably sell, assign, and transfer the Class A Common Shares in respect of which the Offer is being accepted or deemed to be accepted (and any and all Distributions in respect thereof);

(b)	on the second business day from the date on which Cogna accepts such Class A Common Shares for payment, Cogna will acquire good title thereto, free and clear of all liens, charges, encumbrances and other third party interests, and together with all rights now or hereinafter attaching thereto, including, without limitation, voting rights and the right to receive all Distributions payable to a holder thereof; and

(c)	by tendering such Class A Common Shares into the Offer, the undersigned approves and ratifies the Offer.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Tender Agent or Cogna to be necessary or desirable to complete the sale, assignment and transfer of the Class A Common Shares tendered hereby (and any and all Distributions).

Except for Letter of Transmittal submitted for the purpose of agreeing or disagreeing with delisting of the Company without tendering Class A Common Shares, all properly completed and duly executed Letter of Transmittal and any other required documents delivered to the Tender Agent by the undersigned or on its behalf will be deemed, without any further action by the Tender Agent, to constitute acceptance by the undersigned of the Offer with respect to the Class A Common Shares tendered therewith in the Offer upon the terms and subject to the conditions set forth in the Offer to Purchase and this Letter of Transmittal.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligations or duties of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender of Class A Common Shares is irrevocable unless and until the undersigned withdraws the tender of such Class A Common Shares from the Offer.

The valid tender of Class A Common Shares pursuant to the procedures described in the section of the Offer to Purchase entitled “The Offer— Section 3. Procedures for Accepting the Offer and Tendering Securities—Holders of Class A Common Shares —Tender of Class A Common Shares through the Tender Agent” and in the instructions hereto will constitute a binding agreement among the undersigned and Cogna upon the terms and subject to the conditions of the Offer (and, if the Offer is extended, amended or earlier terminated, the terms or conditions of any such extension, amendment or termination). Under certain circumstances set forth in the Offer to Purchase, Cogna may not be required to accept for payment any of the Class A Common Shares tendered hereby. Cogna will be deemed to have accepted for payment validly tendered Class A Common Shares, or defectively tendered Class A Common Shares with respect to which Cogna has waived such defect, if, as and when Cogna gives oral (promptly confirmed in writing) or written notice thereof to the Tender Agent.

Although you may withdraw any Class A Common Shares you tender through the Tender Agent at any time prior to the Expiration Time on the Expiration Date by following the steps outlined in the Offer to Purchase under the section “The Offer—Section 4. Withdrawal Rights,” by delivering this Letter of Transmittal you will irrevocably authorize the Tender Agent to impose a stop transfer order on all of the Class A Common Shares tendered, which will prevent you from being able to transfer such Class A Common Shares from the date this Letter of Transmittal is delivered until the date the Offer is completed or terminated.

The delivery and surrender of the Class A Common Shares is not effective, and the risk of loss of such Class A Common Shares does not pass to the Tender Agent, until the Tender Agent receives the Class A Common Shares with this Letter of Transmittal and any related tax forms enclosed herewith, properly completed and duly executed, or an agent’s message, as applicable, together with all accompanying evidences of authority in form satisfactory to Cogna and any other required documents. The undersigned hereby requests that a check for cash be issued in the name(s) of the registered holder(s) appearing above in the box entitled “Registered Holder” for any Class A Common Shares validly tendered for payment.

The undersigned hereby requests that a check for the Offer Price be issued in the name(s) of the registered owner(s) appearing under “Description of Class A Common Shares Tendered.” Any Class A Common Shares not accepted for tender will be returned by delivery to the address indicated under “Description of Class A Common Shares Tendered” above.

INSTRUCTIONS TO LETTER OF TRANSMITTAL

Please read this information carefully.

1.	Requirements for Tender. This Letter of Transmittal is to be completed by holders of Class A Common Shares to be tendered in the Offer through the Tender Agent. For a holder of Class A Common Shares to validly tender such Class A Common Shares in the Offer, a properly completed and duly executed Letter of Transmittal and any other required documents must be received by the Tender Agent at one of the addresses set forth herein prior to the Expiration Time.

The method of delivery of this Letter of Transmittal and the related tax forms enclosed with this Letter of Transmittal and all other required documents, including delivery pursuant to the procedures of the broker, dealer, commercial bank, trust company or other securities intermediary through which you may hold your Class A Common Shares, is at your election and risk, and delivery will be deemed made only when such documents are actually received by the Tender Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery by the Expiration Time. Do not send Letter of Transmittal or other documents to Cogna or the Tender Agent directly.

Cogna will not accept any alternative, conditional or contingent tenders. By executing this Letter of Transmittal, the tendering holder of Class A Common Shares waives any right to receive any notice of the acceptance for payment of the Class A Common Shares.

2.	Inadequate Space. If the space provided herein under “Description of Class A Common Shares Tendered” is inadequate, the number of Class A Common Shares tendered should be listed on a separate signed schedule and attached hereto.

3.	Signatures on Letter of Transmittal and other required documents.

(a)	Joint Holders. If any Class A Common Shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal and other required documents.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Cogna of such person’s authority to act must be submitted.

4.	Stock Transfer Taxes. Except as otherwise provided in this Instruction 4, all transfer taxes with respect to the transfer and sale of Class A Common Shares contemplated hereby shall be paid or caused to be paid by Cogna. If payment of the Offer Price is to be made to (in the circumstances permitted hereby) any person other than the registered holder(s), the amount of any transfer taxes (whether imposed on the registered holder(s) or such person) payable on account of the transfer to such person, will need to be paid by such holder.

5.	Tax Identification Number. Holders of Class A Common Shares tendered in the Offer must provide the Tender Agent with their correct taxpayer identification number. In general, a holder’s taxpayer identification number will be the holder’s social security number (SSN), individual taxpayer identification number (ITIN) or employer identification number (EIN).

6.	Definition of U.S. Person. For federal tax purposes, you are considered a U.S. person if you are (1) an individual who is a U.S. citizen or U.S. resident, (2) a partnership, corporation, company or association created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate or trust the income of which is subject to U.S. federal income tax regardless of its source.

7.	Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Class A Common Shares will be determined by Cogna in its sole discretion, and its determination shall be final and binding to the fullest extent permitted by law. Cogna reserves the absolute right to reject any and all tenders of Class A Common Shares that it determines are not in proper form or the acceptance of or payment for which may, in the opinion of its counsel, be unlawful. Cogna also reserves the absolute right to waive any defect or irregularity in the tender of any Class A Common Shares. No tender of Class A Common Shares will be deemed to be validly made until all defects and irregularities in tenders of such Class A Common Shares have been cured or waived by Cogna. None of Cogna or any of its affiliates or assigns, the Information Agent, the Tender Agent, the Dealer Manager or any other person is or will be under any duty to give any notification of any defects or irregularities in the tender of Class A Common Shares and none of them will incur any liability for failure to give any such notice. Cogna’ interpretation of the terms and conditions of the Offer, including the Letter of Transmittal, will be final and binding to the fullest extent permitted by law.

8.	Requests for Additional Copies. Questions regarding how to tender and requests for additional copies of the Offer to Purchase, this Letter of Transmittal and the Notice of Guaranteed Delivery, and any other required documents, should be directed to the Information Agent at its address and telephone numbers set forth below.

IMPORTANT: THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE TENDER AGENT PRIOR TO THE EXPIRATION TIME.

The Letter of Transmittal and the related tax forms enclosed herewith and any other required documents should be sent or delivered by each investor or such investor’s broker, dealer, bank, trust company or other securities intermediary to the Tender Agent at one of the addresses set forth herein.

9.	Authorization and Registration. The signer(s) will, upon request, execute and deliver any additional documents reasonably deemed by the Tender Agent to be appropriate or necessary to complete the tender. The signer(s) hereby irrevocably appoints the Tender Agent as lawful agent and attorney in fact of the signer(s) to effect the tender (such power of attorney being deemed coupled with an interest). By providing the information required by this Letter of Transmittal, the signer confirms that the registered holder has consented to the provision of such information, including any personal data contained therein, to the Tender Agent and the further transfer by the Tender Agent of that information and personal data (if applicable) for the purpose of the tender. All authority conferred or agreed to be conferred in this form shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the signer(s) and shall not be affected by, and shall survive, the death and incapacity of the signer(s). The signer(s) understands that tender will not be deemed to have been made in acceptable form until receipt by the Tender Agent of this Letter of Transmittal, duly completed and manually signed, and all accompanying evidences of authority. The signer(s) agrees that all questions as to validity, form and eligibility of any tender of Securities hereunder will be determined by Purchaser and that such determination will be final and binding. Until Purchaser accepts the tendered Securities, the signer(s) will not receive any cash in exchange for Securities. No interest will accrue on the cash payment.

10.	Guaranteed Delivery. Shareholders whose certificates for shares are not immediately available or who cannot deliver their certificates and all other required documents to the Tender Agent or complete the procedures for book-entry transfer prior to the Expiration Time may tender their shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase. Pursuant to those procedures, (a) tender must be made by or through an eligible institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, in the form provided by the Purchaser, must be received by the Tender Agent prior to the Expiration Time and (c) the certificates for all tendered shares in proper form for transfer (or a book-entry confirmation with respect to all such shares), together with a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Tender Agent, in each case within one trading day after the date of execution of the Notice of Guaranteed Delivery as provided in the Offer to Purchase. A “trading day” is any day on which the NASDAQ is open for business. The term “agent’s message” means “Agent’s Message” means a message transmitted by DTC to, and received by, the Tender Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Class A Common Shares which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that Purchaser may enforce such agreement against the participant.

IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, unless an exemption applies, a U.S. Holder (as defined in the Offer to Purchase) of Class A Common Shares whose tendered Class A Common Shares are accepted for payment is required to provide the Tender Agent with such holder’s correct TIN on the Form W-9. If such holder is an individual, the TIN generally is such holder’s Social Security Number. If the Tender Agent is not provided with the correct TIN, the holder may be subject to a U.S.$50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder may be subject to backup withholding based on 24% of the reportable amount.

Certain holders (for example, corporations) are not subject to these backup withholding and reporting requirements. In order for a non-U.S. person to claim nonresident alien (or foreign) tax status and qualify for an exemption from backup withholding, such individual must submit an appropriate and properly completed IRS Form W-8, attesting to that individual’s foreign status. Normally, a foreign individual or corporation will provide a Form W-8BEN or W-8BEN-E. Intermediary entities will provide a Form W-8IMY for the entity, and a Form W-8BEN or Form W-9, as may be required, for each beneficial owner along with a withholding statement. Such a Form W-8 may be obtained from the Tender Agent. Exempt U.S. shareholders, other than foreign individuals (i.e., corporations, etc.) should furnish their TIN, check the “Exempt payee” line and sign, date and return the Form W-9 to the Tender Agent.

If backup withholding applies, the Tender Agent is required to withhold a percentage of any reportable payments made to the holder at the 24% rate discussed above. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service when completing a tax return for that applicable year.

Purpose of Form W-9

To prevent backup withholding on payments that are made to a U.S. Holder of Class A Common Shares with respect to Class A Common Shares paid for pursuant to the Offer, the shareholder is required to notify the Tender Agent of such holder’s correct TIN (or the TIN of another payee) by completing the Form W-9 included herein certifying that the TIN provided is correct.

Questions regarding the terms of the Offer may be directed to the Information Agent or the Dealer Manager, at their respective addresses and telephone numbers set forth below. Questions regarding how to tender and requests for copies of the Offer to Purchase, this Letter of Transmittal, the IRS Form W-8 and other tender offer materials may be directed to the Information Agent. A holder of Class A Common Shares may also contact such holder’s broker, dealer, commercial bank, trust company or other securities intermediary for assistance concerning the Offer.

The Dealer Manager for the Offer is:

Itau BBA USA Securities, Inc.

599 Lexington Avenue, 34th Floor
New York, NY 10022

Attention: Fernando Niemeyer
Phone Number: + 55 (11) 97530-3709
Attention: Felipe Condado Barbosa
Phone Number: +55 (11) 96587-0063

The Information Agent for the Offer is:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor
New York, NY 10005

(800) 659-5550 (Toll-Free in North America)
(212) 269-5550 (outside North America)

Email: vasta@dfking.com